EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm as experts under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 10, 2006, in Amendment No. 1 to the Registration Statement (File No. 333-131958) and related prospectus of Advisor's Disciplined Trust 71.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
March 10, 2006